EXHIBIT 99.1
For further information contact: Randy Palmer Sr. Vice President of Investor Relations

Clear Channel Communications (210) 832-3315

Lisa Dollinger Sr. Vice President of Corporate Communications Clear Channel Communications (210) 832-3474
Clear Channel Declares Cash Dividend on Common Stock and
Provides Further Details on Pending Merger
San Antonio, Texas — December 4, 2007...Clear Channel Communications, Inc. (NYSE: CCU) announced today that yesterday its Board of Directors declared a quarterly cash dividend of $0.1875 per share on its Common Stock. The dividend is payable on or before January 15, 2008 to shareholders of record at the close of business on December 31, 2007.
The Company also provided an update on the status of its merger with an affiliate of a private equity group co-led by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P. (the “Sponsors”). Clear Channel and the Sponsors continue to actively pursue the satisfaction of the conditions to closing of the merger. The remaining material conditions to be satisfied are obtaining the requisite FCC consent and the expiration or termination of the waiting period under the Hart Scott Rodino Act.
Clear Channel is confident that the necessary regulatory conditions will ultimately be satisfied. However, it is not expected that these conditions can be satisfied in time to allow for a closing of the merger prior to the end of 2007.
Clear Channel intends to exercise its right to extend the Termination Date on December 12, 2007 in accordance with the provisions of the Merger Agreement. Once extended, the new Termination Date will be June 12, 2008.
Subject to the receipt of the requisite regulatory approvals and customary closing conditions, Clear Channel expects the closing of the merger will occur during the first quarter 2008.
About Clear Channel Communications, Inc.
Clear Channel Communications, Inc. (NYSE:CCU), headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations and outdoor displays around the world.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Communications to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The Company cannot provide any assurance that the proposed merger transaction announced on November 16, 2006, and amended April 18, 2007 and May 17, 2007 will be completed, or the terms on which the transaction will be consummated.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Communications currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements; access to capital markets and changes in credit ratings. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Communications’ future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Communications’ reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Except as otherwise stated in this document, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
Important Additional Information Regarding the Merger and Where to Find It:
In connection with the pending merger, CC Media Holdings, Inc. and Clear Channel Communications, Inc. (“Clear Channel”) have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that contains a proxy statement/prospectus and other documents regarding the pending transaction. Before making any investment decisions, security holders of Clear Channel are urged to read the proxy statement/prospectus and all other documents regarding the merger, carefully in their entirety, because they contain important information about the pending transaction. Shareholders of Clear Channel may obtain free copies of the proxy statement/prospectus and other documents filed with, or furnished to, the SEC at the SEC’s website at http://www.sec.gov.
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